UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On October 31, 2014, Ashford Hospitality Trust, Inc. (NYSE: AHT) ("Ashford Trust" or the “Company”) announced today that its Board of Directors has formally declared the conditional distribution of shares of common stock of Ashford Inc. (NYSE MKT: AINC) ("Ashford Inc."), a wholly owned subsidiary of Ashford Trust. The distribution will consist of common stock representing at least 40% of the outstanding shares of Ashford Inc. and will be distributed to Ashford Trust shareholders. The Board may increase the distribution ratio up to the business day preceding the distribution date to allow Ashford Trust to distribute as much as 100% of the common stock of Ashford Inc. Following the distribution, Ashford Inc. will be an independent asset management company with long-term, external advisory agreements in place to advise Ashford Trust and Ashford Hospitality Prime (NYSE: AHP) (“Ashford Prime”).

The spin-off will be completed through a pro-rata taxable dividend of Ashford Inc. common stock on November 12, 2014 (the “Distribution Date”) to Ashford Trust stockholders of record (“Ashford Trust Record Holders”) as of the close of business of the New York Stock Exchange (“NYSE”) on November 11, 2014 (the “Record Date”). On the Distribution Date, each Ashford Trust stockholder will receive at least one share of Ashford Inc. common stock for every 137 shares of Ashford Trust common stock held by such stockholder on the Record Date; however, if Ashford Trust distributes 100% of the common stock of Ashford Inc., each Ashford Trust stockholder will receive one share of Ashford Inc. common stock for every fifty-five (55) shares of Ashford Trust common stock held by such stockholder on the Record Date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release setting the record date and distribution date for the spin-off of Ashford Inc., dated October 31, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2014

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel